FIRST AMENDMENT TO SPONSORED RESEARCH

COLLABORATION AGREEMENT

     FIRST AMENDMENT TO SPONSORED RESEARCH COLLABORATION AGREEMENT (this "Amendment"), effective as of October 20, 2008, by and between CombinatoRx, Incorporated, a Delaware corporation (hereinafter "CombinatoRx"), having its principal place of business located at 245 First Street, Sixteenth Floor, Cambridge, MA 02142, and DART Therapeutics, LLC (hereinafter "Sponsor") with a principal place of business at 4 Button Ball Lane, South Egremont, MA 01258 (CombinatoRx and Sponsor are sometimes hereinafter referred to collectively as the "Parties" or individually as a "Party");

     WHEREAS, CombinatoRx and the Sponsor entered into that certain Sponsored Research Collaboration Agreement, effective as of November 7, 2007 (such agreement shall hereinafter be referred to as the "Original Research Agreement").

     WHEREAS, The GMT Charitable Research, LLC, a Delaware limited liability company(“Charitable Research, LLC”) has agreed to loan to Sponsor $450,000 pursuant to a Promissory Note dated as of the date hereof (“Promissory Note”), which loan proceeds shall in turn be contributed by Sponsor to CombinatoRx as additional Research Funds pursuant to the Research Agreement.

     WHEREAS, the parties hereto desire to amend, modify and supplement the Original Research Agreement as provided herein (as so amended, modified and supplemented, the “Amended Research Agreement”).

     WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Original Research Agreement.

     NOW THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments.

	(a)	Amended Research Plan. The Research Plan attached as Exhibit A to the Original Research Agreement is hereby amended and restated in its entirety as set forth in Exhibit A attached to this Amendment (the “Amended Research Plan”).

	(b)	Research Funding by Sponsor. Section 3.1 of the Original Research Agreement is hereby amended to replace the number “US$3,000,000” with “US$3,450,000”, and the Budget attached as Exhibit B to the Original Research Agreement is hereby amended and restated in its entirety with the Exhibit B attached to this Amendment.

	(c)	Definition of “Affiliates.” Section 1.2 of the Original Research Agreement is hereby amended to insert the following at the end of the last sentence: “, and Charitable Research, LLC shall not be considered an Affiliate of Sponsor.”

	(d)	Definition of “CombinatoRx Project Team.” Section 1.5 of the Original Research Agreement is hereby amended to replace the number “five (5)” with “six (6)”. In furtherance thereof, CombinatoRx represents and warrants to the Sponsor and hereby agrees to provide additional full time personnel to make further progress on the Amended Research Plan.

	(e)	Definition of “Third Party.” Section 1.29 of the Research Agreement is hereby amended to provide that “Third Party” shall mean any entity other than the Sponsor, Charley’s Fund, Nash Avery Foundation, the Charitable Research, LLC or CombinatoRx or an Affiliate of the Sponsor, Charley’s Fund, Nash Avery Foundation, the Charitable Research LLC or CombinatoRx.

	(f)	Disclosures to Charitable Research, LLC. Section 5.1 of the Original Research Agreement is hereby amended to insert the following after the last sentence: “In addition, Sponsor shall be entitled to disclose to Charitable Research, LLCConfidential Information relating to the Research and this Agreement, provided that Charitable Research, LLC covenants and agrees to maintain the confidentiality of such Confidential Information upon the terms set forth in this Section 5.”

	(g)	Composition of Joint Research Committee. Section 2.8.1 of the Original Research Agreement is hereby amended to delete the first sentence and insert the following language, and the remaining portion of Section 2.8.1 of the Original Research Agreement shall continue without amendment thereafter:

“CombinatoRx and the Sponsor will establish a Joint Research Committee (‘JRC’) consisting of five (5) members (as may be increased or decreased by the JRC) with the requisite experience and seniority to enable them to make recommendations on behalf of CombinatoRx and the Sponsor with respect to the initiation, planning and performance of the activities of the Research Plan. CombinatoRx shall designate two members of the JRC; the Sponsor shall designate two members of the JRC; and Charitable Research, LLC shall designate the fifth member of the JRC so long as the principal amount of that Promissory Note in the aggregate principal amount of $450,000 made by the Sponsor is outstanding, provided, that the designee of Charitable Research, LLC is reasonably acceptable to CombinatoRx and the Sponsor. Promptly following repayment of the principal amount of such Promissory Note, the member of the JRC designated by Charitable Research, LLC shall automatically be removed from the JRC, unless CombinatoRx and Sponsor consent to the continued membership by such member.”

2.	Charitable Research, LLC. In consideration for the disclosure of Confidential Information as contemplated by Section 1(e) of this Amendment and its participation on the JRC as set forth in Section 1(f) of this Amendment, and for other good and valuable consideration, Charitable Research, LLC hereby agrees with CombinatoRx and Sponsor to be bound by Section 5 of the Agreement with respect to all Confidential Information disclosed to it.

3.	Joint Account. As soon as practicable after the execution hereof, Sponsor will establish a separate bank account in the name of Charitable Research, LLC and Sponsor (the “Joint Account”), with a financial institution reasonably acceptable to Charitable Research, LLC. All payments required to be made to Sponsor by CombinatoRx pursuant to Section 4.3 of the Amended Research Agreement shall be deposited by CombinatoRx directly into the Joint Account. Charitable Research, LLC and Sponsor shall have joint signature authority over the Joint Account, and agree to that all such deposits by CombinatoRx shall be distributed from the Joint Account from time to time, upon the joint written instruction of Charitable Research, LLC and Sponsor, as follows:

(a)	To Charitable Research, LLC, by wire transfer of immediately available funds, an amount equal to the balance of such Joint Account multiplied by a fraction, the numerator of which is the aggregate amount of all Advances actually made by Charitable Research, LLC and the denominator of which is the greater of (i) $3,450,000 or (ii) such larger amount (including the Advances) as may be advanced in the aggregate by Sponsor to CombinatoRx pursuant to the Amended Research Agreement; and

(b)	To Sponsor, by wire transfer of immediately available funds, the balance of such Joint Account.

The Joint Account shall be used for no purpose other than to receive payments pursuant to Section 4.3 of the Amended Research Agreement, and Sponsor shall have no obligation to make any deposit to the Joint Account other than the obligation to deposit all payments to Sponsor by CombinatoRx pursuant the Section 4.3 of the Amended Research Agreement. All fees payable to the financial institution to open and/or maintain the Joint Account shall be shared equally by Charitable Research, LLC and Sponsor.

4.	Incorporation of Exhibits. The Exhibits attached to this Amendment are incorporated herein and made a part of this Amendment as if fully set forth herein.

5.	Single Agreement; Inconsistent Terms. This Amendment and the Amended Research Agreement set forth all of the agreements and understandings between the parties hereto with respect to the subject matter hereof. This Amendment is entered into pursuant to Section 10.9 of the Original Research Agreement. This Amendment will not affect any terms of the Original Research Agreement other than those amended by this Amendment, and is only intended to amend, alter or modify the Original Research Agreement as expressly stated herein. In the event of any inconsistency between the provisions of this Amendment and those contained in the Original Research Agreement, the provisions of this Amendment shall govern and be binding.

6.	Ratification of the Agreement. The Original Research Agreement, as amended, modified and supplemented by this Amendment, is hereby ratified by the parties hereto, and the terms and provisions of the Original Research Agreement as amended, modified and supplemented by this Amendment shall remain in full force and effect.

7.	Amendments. Except as expressly set forth in the Agreement, no subsequent amendment, modification or addition to this Amendment shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.

8.	Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, without regard to its choice of law provisions.

9.	Headings. The captions contained in this Amendment are not part of this Amendment, but are merely guides or labels to assist in locating and reading the several Sections and subsections hereof.

10.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

* * * * *

     In witness to the foregoing, the Parties have executed this Amendment as of the date first written above.

COMBINATORX: CombinatoRx, Incorporated

By:	/s/ Alexis Borisy
Name:	Alexis Borisy
Title:	President and Chief Executive Officer

SPONSOR:

DART Therapeutics LLC

By: /s/ Benjamin D. Seckler MD Name: Benjamin D. Seckler MD Title: General Manager

GMT Charitable Research, LLC, solely for purposes of Sections 2 and 3:

GMT Charitable Research, LLC By: /s/ Doron Rosenfeld Name: Doron Rosenfeld Title: Manager

EXHIBIT A

RESEARCH PLAN

	EXHIBIT B
	BUDGET
Due upon Execution of Agreement		$125,000
First Quarter Due January 8, 2008		$250,000
Second Quarter Due April 7, 2008		$375,000
Third Quarter Due July 8, 2008		$375,000
Fourth Quarter Due October 15, 2008		$450,000
Due upon Execution of Amendment		$75,000
Fifth Quarter Due January 8, 2009		$450,000
Sixth Quarter Due April 7, 2009		$450,000
Seventh Quarter Due July 8, 2009		$450,000
Eighth Quarter Due October 7, 2009		$450,000
Total		$3,450,000

Capital equipment – ECL analyses – First Quarter estimated cost - $200,000.